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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 12, 2006

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFENITIVE AGREEMENT

Sealweld International Company Ltd.

On December 12, 2006, the Company amended the business relationships which evolved out of the Asset Purchase Agreement dated December 23, 2005 entered into by and between Sealweld International Company Ltd. and the Company. On October 31, 2006, the previous Consulting Agreements were terminated and effective January 1, 2007 the Company's business relationship with Sealweld International Company Ltd. has been revised. After that date, the Pipeline Emissions Reduction Business terms are as follows:

1. The Independent Contractor Agreement between our Company and Chisholm Brothers International, a subsidiary of Sealweld International Company Ltd., requires that we grant a GGS Stock Agreement 7,500,000 restricted "144" shares to be reallocated by our Company at the same par value US$0.001 per share it was offered to Chisholm Brothers. The balance of 1,000,000 restricted "144" shares to remain with Chisholm Brothers as full and final compensation for their participation in the affairs of our Company as consultants to the date of termination of all prior agreements as provided for herein.

2. The Performance Related Benefit Agreement between our Company and Chisholm Brothers (combined /not individual agreement) provides that Bruce Chisholm and Hugh Chisholm, receive 5% Net Revenue of benefits generated by our Company from Pipeline Emission Strategic Business Unit comprising:

* GGS Revenue generated by our Company from Carbon Credits after payment of contracted percentage of Carbon Credits to beneficiary country government or customer;

* GGS Revenue generated from project services directly sold to operating customer;

* GGS Revenue generated from project materials directly sold to operating customer

* GGS Revenue generated from government or other related authority grants.

Payment of benefit to Chisholm Brothers back to back with the Company payment received from the customer.

* We notify Chisholm Brothers that a sales invoice has been issued to the customer and when payment is received;

* Chisholm Brothers to invoice our Company for payment within 30days of receipt of payment from the customer.

3. The Qualification on Carbon Credits forming Performance Related Benefit the sale (and sell price) of GGS share of generated carbon credits may vary as follows;

* Contracted forward discounted sale with a buyer (whole or part of credits generated)

* Contracted spot market sale with a buyer (whole or part of credits generated)

* Volume spot market sell (whole or part of credits generated)

* Bank the credits for future sale at anticipated higher price (whole or part of credits generated)

The Chisholm Brothers will have the choice of;

* Chisholm Brothers 5% share of GGS share of Carbon Credits generated as per above, or

* Immediately receiving 5% of GGS share of Carbon Credits generated.

The 5% gross adjusted revenue (cash income) from Carbon Credits will continue year on year for the duration of the contract under which the carbon credits are generated.

4. The Compensation Agreement provides that the Company pay to Chisholm Brothers US$144,000 per annum paid on last day of each calendar month in 12 equal installments. Further, the agreement provides that the Company pay business expenses for the 12 month period 31th December, 2006 to 30st November, 2007, we will initially budget up to $60,000 for acceptable third party business expenses for the Chisholm providing business development services against strategic and agreed business objectives.

The terms of this agreement are one year renewable with quarterly performance review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of December, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ROBERT M. BAKER
Robert M. Baker
Secretary and a member of the Board of Directors.